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[KPMG Peat Marwick LLP LETTERHEAD]

                                                                   Exhibit 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Del Webb Corporation:

We consent to the use of our report incorporated herein by reference. Our report refers to a change in the method of accounting for impairment of long-lived assets in accordance with the adoption of Statement of Financial Accounting Standards No. 121.


                                                  KPMG LLP


Phoenix, Arizona
February 19, 1999